DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this “Agreement”) dated as of August 20, 2009 (the “Effective Date”), is entered into between TearLab, Inc., a Delaware corporation (“TearLab”), with a place of business at 11025 Roselle Street, Suite 100, San Diego, California 92121, U.S.A., and Science with Vision, a Canadian corporation, with a place of business at 5090 Explorer Drive, Mississauga, ON L4W4T9 (“Distributor”).  The parties hereby agree as follows:

1.           APPOINTMENT AND SCOPE

1.1      Appointment.  Subject to the terms and conditions of this Agreement, TearLab hereby appoints Distributor, for the term of this Agreement, as the exclusive distributor of the products described in Exhibit A (the “Products”) to customers described in Exhibit A (the “Customers”) in the territory described in Exhibit A (the “Territory”).  Distributor hereby accepts such appointment.

1.2      Distributorship Restrictions.

(a)      Distributor shall resell the Products solely to Customers in the Territory.

(b)      Distributor shall not, directly or indirectly (i) make any sales of the Products outside of the Territory, (ii) seek customers for, establish any branch for, or maintain any distribution depot or network for the sale of the Products outside of the Territory, or (iii) make any sales of the Products to any third party other than to the customers in the Territory.

(c)      Distributor shall not have the right to, and shall not, appoint sub-distributors without the prior express written consent of TearLab (which may be withheld in TearLab’s sole discretion).

(d)      Distributor may commence distributing the Products in the Territory on ____________, 200__ (the “Launch Date”), which is the later of receipt of medical device license from Health Canada and (ii) the date Distributor receives the first shipment of Products from TearLab, Inc, or as such date may be adjusted by mutual written agreement of the parties.

1.3      Exclusivity.  For the purposes of Section 0 above, the term “exclusive” means that, subject to the terms and conditions of this Agreement (including, without limitation, Section 0) and for as long as Distributor is in full compliance with its obligations hereunder, TearLab shall not appoint any other agents, representatives or distributors in the Territory to promote, market or sell the Products in the Territory. For clarity, Distributor's exclusive distribution rights under this Agreement extend solely to the Products listed in Exhibit A, and not to any other current or future TearLab products, including without limitation any new TearLab products having similar intended application.

1.4      Noncompetition.  Unless specifically authorized in writing by TearLab, Distributor shall not directly or indirectly promote, market, sell, offer for sale, or act as sales agent for the solicitation of orders in the Territory for any products used for the measurement of osmolarity or osmolarity of the tear film.

1.5      Product Offerings by TearLab.  TearLab shall be under no obligation to Distributor to continue its business or to continue, discontinue, change, retain, manufacture, sell or supply any model or type of any of its products.  TearLab may, in its sole discretion, discontinue the supply of any or all Products or make whatever changes to those Products it deems necessary, desirable or appropriate.  TearLab may, in its sole discretion, add products to or delete products from the list of Products set forth in Exhibit A upon thirty (30) days written notice to Distributor.

1.6      Disposables.  Distributor acknowledges that the Products identified on Exhibit A as “disposable” (the “Disposables”) are perishable.  Distributor shall manage its inventory such that the Disposables are shipped throughout the Territory, to the extent reasonably practicable, on a first-in-first-out basis.  TearLab shall use commercially reasonable efforts to provide Disposables with no more than (a) four (4) months of the stated shelf life having elapsed on the date of the shipment by TearLab to Distributor, for the Disposables having regulatory allowed shelf life of less than eighteen (18) months, and (b) six (6) months of the stated shelf life having elapsed on the date of the shipment by TearLab to Distributor, for the Disposables having regulatory allowed shelf life of at least eighteen (18) months.  Distributor shall be responsible for and shall bear the full risk with respect to any unsold quantities of the Disposables remaining in Distributor’s inventory beyond the stated shelf-life thereof.  Without limiting the generality of the foregoing, and notwithstanding anything to the contrary herein, the Disposables that remain unsold in Distributor’s inventory beyond the stated shelf-life thereof shall not be subject to any credits, refunds or exchanges.

1.7      Independent Purchaser Status.  Distributor is an independent purchaser and seller of the Products.  Distributor shall not act as an agent or legal representative of TearLab.  Distributor shall be responsible for all of its own expenses and employees.  Distributor shall incur no expense chargeable to TearLab, except, as may be specifically authorized in advance in writing in each case by TearLab, nor shall Distributor have any right or power to act for or bind TearLab in any respect or to pledge its credit.  Distributor shall be free to resell the Products in the Territory on such terms as it may, in its sole discretion, determine, including, without limitation, price, returns, credits and discounts.  The detailed operations of Distributor under this Agreement are subject to the sole control and management of Distributor.

2.	COVENANTS AND WARRANTIES OF DISTRIBUTOR.

2.1      Minimum Quantity.  Distributor shall purchase from TearLab each calendar year during the term of this Agreement commencing with the year of the Launch Date (each such calendar year referred to herein as a “Contract Year”), and shall use commercially reasonable efforts to resell, not less than the minimum purchase quantity of the Products for such Contract Year as set forth in Exhibit A (the “Minimum Quantity”).  If Distributor fails to purchase from TearLab and to resell (a) the Minimum Quantity for any Contract Year, or (b) at least twenty five percent (25%) of the Minimum Quantity for any Contract Year during the first five (5) months of such Contract Year, TearLab shall have the right, at TearLab’s sole option and discretion upon thirty (30) days written notice to Distributor (i) to convert the distributorship grant under Section 0 to non-exclusive, or (ii) to terminate this Agreement.  Notwithstanding the foregoing, if the Launch Date occurs in the last calendar quarter of a year, then the first Contract Year shall comprise the remainder of such year following the Launch Date and the next calendar year.

2.2      Sales Promotion.  Distributor shall use commercially reasonable efforts to promote, market and sell the Products in the Territory, to meet the market demand for the Products for use in osmolarity testing in the Territory.  Distributor shall refrain from misrepresenting the origin of the Products in such a way that would cause one to believe that the Products are manufactured or developed by anyone other than TearLab.  Distributor shall distribute the Products in the Territory so as to include all warnings and instructions necessary for the proper use of the Products and shall not make any warranty, express or implied, relating to the Products other than the warranty as described in Section 0.

2.3      Promotional Materials.  Distributor shall ensure that all advertising, promotional literature and packaging for the Products comply with all applicable laws and regulations.  Distributor shall prepare necessary translations of TearLab’s sales literature, package inserts and labeling for TearLab’s review validation and editing as necessary before release to the market.  Distributor shall provide TearLab with all advertising, promotional literature and materials in both the native language and with English translations and shall not use any advertising or promotional materials to promote the Products or any packaging that have not been approved by TearLab in advance such consent not to be unreasonably withheld.  Distributor shall incorporate all reasonable comments by TearLab in the advertising or promotional materials to promote the Products or any packaging or package inserts therefor.

2.4      Registrations.

(a)      Distributor will notify TearLab promptly upon becoming aware of any governmental approval requirements with respect to the Products in the Territory (other than the requirement to obtain the European Union CE Mark approval for the Products).  If any such additional governmental registrations, licenses, permits or approvals (collectively, “Registrations”) are required in the Territory, then Distributor shall, at its own expense, obtain the Registration that are necessary to permit the purchase, distribution and resale by Distributor of the Products in each country in the Territory.  TearLab shall reasonably cooperate with the Distributor in connection with obtaining the Registrations.

(b)      All Registrations shall be owned by and made in the name of TearLab.  Distributor shall provide TearLab with all tangible documents, records, and other property relating to the Registrations.  Distributor shall have the right to maintain copies of all Registrations, as necessary for Distributor’s activities authorized hereunder.  Distributor shall, at no cost to TearLab, execute such documents and instruments and take such further actions as necessary or appropriate to evidence TearLab’s ownership of the Registrations.

2.5      Conduct of Business.  Distributor shall conduct its business in a manner that reflects favorably at all times on the Products and the good name, goodwill and reputation of TearLab.  Without limiting the generality of the foregoing, Distributor shall (a) avoid deception, misleading or unethical practices that are or might be detrimental to TearLab or the public, including but not limited to disparagement of TearLab or the Products; (b) not publish or employ, or cooperate in the publication or employment of any misleading or deceptive advertising material; (c) make no representations, warranties or guarantees to third parties with respect to the specifications, features or capabilities of the Products that are inconsistent with any representations, warranties or guaranties regarding the Products that are expressly authorized by TearLab; (d) use marketing and advertising efforts of high quality and good taste, and preserve the professional image and reputation of TearLab and the Products; and (e) use professional and properly trained sales force to promote, market and sell the Products.

In addition, and notwithstanding anything to the contrary herein or anything to the contrary in any "Power of Attorney" document executed by TearLab to comply with the regulations in the Territory, Distributor hereby agrees and acknowledges that Distributor and its employees are not agents of TearLab, and except as expressly authorized by TearLab under this Agreement they (i) shall have no power or authority, whether apparent, actual, ostensible or otherwise, to bind or commit TearLab in any way not expressly authorized in this Agreement, (ii) shall not enter into any agreement, contract or arrangement with any government or government representative or with any other person, firm, corporation, entity or enterprise imposing any legal obligation or liability of any kind on TearLab, and (iii) shall not sign TearLab's name to any commercial paper, contract or other instrument and shall not contract any debt or enter into any agreement, either express or implied, binding TearLab to the payment of money and/or in any other regard.  All agreements binding or committing TearLab in any manner must be written agreements signed in advance by TearLab.  Distributor and its employees are not and shall not act as employees of TearLab for any purpose.  Distributor shall seek permission from TearLab prior to undertaking or performing any material act on behalf of TearLab.

2.6      Compliance with Laws.  Distributor shall comply with all governmental laws, regulations, and orders that may be applicable to Distributor by reason of its execution of this Agreement, including, without limitation, any requirement to be registered as TearLab’s independent distributor with any governmental authority, and including any and all laws, regulations, or orders that govern or affect the ordering, export, shipment, import, sale (including government procurement), delivery, or redelivery of the Products in the Territory.

2.7      Directive 2002/96/EC and Directive 94/62/EC.  If the Distributor’s Territory includes any country in the European Union, then Distributor shall be responsible for compliance with the Directive 2002/96/EC on waste electrical and electronic equipment (WEEE) disposal, including Article 9 of the directive specifying responsibility for the costs of collection, treatment, recovery and environmentally sound disposal of WEEE from users other than private households from products put on the market after 13 August 2005, and Distributor shall also be responsible for compliance with Directive 94/62/EC on packaging and packaging waste including the recovery and recycling of packaging waste.

2.8         U.S. Foreign Corrupt Practices Act.  Distributor warrants that in the performance of its obligations under this Agreement, Distributor shall not act in any fashion or take any action which will render TearLab liable for a violation of the U.S. Foreign Corrupt Practices Act (“FCPA”), which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist Distributor or TearLab in obtaining or retaining business. TearLab shall have the right to terminate this Agreement immediately if Distributor takes any action in violation of the U.S. FCPA.  Distributor shall indemnify and hold TearLab harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) relating to Distributor’s breach of this Section 0.

2.9         Customer Support.  Distributor shall be solely responsible for providing, and shall provide its customers and sub-distributors in the Territory with all customer support, product training, new product in-service, repair and servicing of out-of-warranty defective product, complaint handling and post-market surveillance of adverse events with respect to the Products that is necessary to support the normal use of the Products by customers.  If the Distributor’s Territory includes any country in the European Union, Distributor shall ensure that the complaint handling procedures of Distributor and any sub-distributors comply with vigilance and post-market surveillance procedures of Directive 98/79/EC on in vitro diagnostic medical devices and that these records are available to TearLab as per Section 2.14.  With respect to any country within the Territory that is not a part of the European Union, Distributor shall comply with TearLab Quality System, ISO 13485.

2.10       Training.  Distributor shall cause all of its sales force personnel and sub-distributors  to become fully knowledgeable and achieve a high degree of competency with respect to the Products, sufficient to meet Distributor’s customer support obligations under Section 0 and to ensure compliance with TearLab’s quality system including maintaining appropriate documentation of the required training.  Distributor shall be responsible for all costs and expenses associated with training of its sales force, except that TearLab shall provide a trainer at no cost to Distributor, and shall pay for the trainer’s travel costs and expenses.  Parties shall coordinate in good faith to arrange for the training of Distributor’s sales force.

2.11        Inventory Management.  Distributor shall use commercially reasonable efforts (a) to maintain its inventory of Products at a level sufficient to meet the demand for Products in the Territory, and (b) to maintain an inventory of replacement parts for the Products sufficient to meet its customer support obligations for the Products under Section 0.  Without limiting the generality of the foregoing, at all times during the term of this Agreement, Distributor shall maintain inventory levels of the Products and the replacement parts therefor to ensure at least sixty (60) days of uninterrupted supply thereof in the Territory.  All terms and conditions set forth in Section 0 applicable to purchases of Products shall be applicable to purchases of replacement parts therefor.

2.12        Records and Reports.  Distributor shall (a) maintain complete and accurate books and records regarding this Agreement and the Products for a period of time no less than seven (7) years from sale to the end user customer and in the manner sufficient to ensure traceability of Products to the end user customer to ensure compliance with vigilance and post-market surveillance procedures of Directive 98/79/EC on in vitro diagnostic medical devices (for all countries in the Territory within the European Union) or in compliance with TearLab Quality System, ISO 13485 (for all countries in the Territory outside of the European Union), including, but not limited to, records containing the information supplied in the reports provided by Distributor to TearLab as required below, (b) provide TearLab within thirty (30) days after the end of each quarter with a report specifying in relation to such quarter the sales results in the Territory, progress and development of the market for the Products in the Territory and all regulations affecting their distribution, sale and use, (c) provide TearLab within thirty (30) days after the end of each quarter a written report detailing the number and nature of requests for support received during the prior quarter, and such other information concerning Distributor’s support obligations under Section 0 as TearLab may reasonably request, (d) provide TearLab, at TearLab’s request, such other reports as are customarily provided by Distributor to suppliers similarly situated with TearLab, and (e) permit TearLab to have access to the accounts and records of the Distributor so far as may be necessary to confirm Distributor’s compliance with vigilance and post-market surveillance procedures of Directive 98/79/EC on in vitro diagnostic medical devices.

2.13       Product Recalls.  Distributor shall promptly implement any Product recall issued by TearLab, at TearLab’s expense.  Distributor shall maintain an accurate and up-to date Product and customer database which shall be sufficient to enable Distributor, if TearLab so instructs, promptly to recall all units of any specific lot number of any Product.  If the Distributor implements a voluntary recall, all costs and expenses associated with any such recall shall be borne by the Distributor, provided that TearLab shall reimburse Distributor for any reasonable out-of-pocket costs of Distributor pertaining to such recall if the Distributor demonstrates by reasonable evidence that the Distributor’s voluntary recall was reasonable and justifiable.

3.	TERMS AND CONDITIONS OF SALE.

3.1      Terms.  During the term of this agreement, commencing with the Launch date, DISTRIBUTOR shall submit to TearLab, in writing, before the sixtieth (60th) day of each calendar quarter a report of DISTRIBUTOR’s sales and inventory of the Product, including the level of inventory of the Product by article.  DISTRIBUTOR also shall submit to TearLab, upon request from time to time, information in its possession with respect to general market information, relevant economic, political and business conditions in the Territory, and texts and summaries of governmental statutes, rules and regulations established or revised from time to time, affecting the marketing or sale of the Product in the Territory.

3.2      Marketing Plan.  As a part of this agreement, DISTRIBUTOR shall submit to TearLab, in writing, prior to the completion of this agreement, a marketing plan utilizing the TearLab Marketing Plan template.  At a minimum, the marketing plan shall include customer forecasts, reimbursement plans, education summaries, sales cycle forecasts and reader and test card sales forecasts.

3.3      Rolling Forecasts.  DISTRIBUTOR shall submit to TearLab a calendar twelve (12) month rolling order forecast. Not less than ten (10) days prior to each quarter during the term of this Agreement commencing with the Launch Date, Distributor shall prepare and provide OcuSense with a twelve (12) month rolling forecast of its estimated purchase requirements for each of the Products (the “Rolling Forecast”).  The Rolling Forecast shall be non-binding and for planning purposes only.  The initial Rolling Forecast is attached hereto as Exhibit C.

3.4      Purchase Orders.

(a)      Distributor shall make all purchases of Products hereunder by submitting firm written purchase orders to TearLab.  No purchase order shall be binding upon TearLab unless and until a written acknowledgement thereof is dispatched by TearLab to Distributor.  TearLab reserves the right to specify a reasonable minimum Product quantity per purchase order.  All purchase orders must clearly indicate the bill to address, ship to address, shipping method, Products ordered and quantity.  Distributor may use its standard purchase order form; provided, however, that the terms and conditions of this Agreement shall supersede any different, conflicting, or additional terms on Distributor’s purchase orders, and TearLab hereby expressly rejects any terms in any purchase order that are different from, in conflict with or in addition to the terms and conditions hereof.  TearLab will notify Distributor if TearLab does not accept any purchase order.

(b)      The first purchase order for the Products is attached hereto as Exhibit D.  Within thirty (30) days after the Effective Date, Distributor shall deliver to TearLab a payment in full for the Products ordered by Distributor in such first purchase order.  If Distributor does not specify the requested delivery dates for all Products ordered via such first purchase order, Distributor may do so in writing after the Launch Date.

3.5      Shipping.  Unless TearLab otherwise expressly agrees in writing, the lead time for shipping shall be not more than 45 working days after acknowledgement of Distributor’s purchase order by TearLab.  TearLab may defer shipment of the Products if and while Distributor is in default of any of its obligations owing to TearLab under this Agreement, including Distributor’s obligations to pay any amounts when due.  The Products shall be delivered FCA TearLab facility at an TearLab Distribution facility in the United States (Incoterms 2000). Risk of loss shall pass to Distributor upon delivery by TearLab to Distributor’s designated carrier.  Distributor shall be responsible to pay all carrier costs, shipping and handling charges, insurance charges, and all customs duties, taxes and any other charges levied by any governmental body in connection with shipping of the Products to Distributor.

4.	PRICE AND PAYMENT.

4.1      Price.  Prices payable by Distributor for the Products shall be the transfer prices set forth in Exhibit A.  All prices and payments under this Agreement shall be in U.S. Dollars.

4.2      Payment Terms.  Distributor shall make all payments in United States dollars, in immediately available funds, by wire transfer to such account as TearLab designates for such purpose. Distributor shall pay for each shipment of the Products within thirty (30) days of receipt.

4.3      Taxes.  Distributor shall pay all sales, use and transfer taxes and other charges arising out of the purchase and sale of the Products, including any state and local personal property taxes and all inspection fees and duties, applicable to the sale and transport of the Products by Distributor in the Territory which are applicable thereto.  TearLab shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind, relating to the purchase and sale of the Products.

5.	WARRANTIES AND DISCLAIMERS.

5.1      Warranty.  TearLab warrants and represents solely to the customers purchasing the Products from Distributor, that the Products shall be of good quality and free from defects, whether patent or latent, in design, materials or workmanship, as further described in the manual or insert accompanying the Products.  The warranty term for each Disposable expires upon the expiration date for such Disposable.  The warranty term for all other Products is as stated in the manual or insert accompanying the Products.

5.2      Products Returns.

(a)      If a Product fails to conform to the warranty as described in Section 0, Distributor may authorize the return of such nonconforming Product by customer and may return such Product to TearLab during the one (1) year warranty period, at TearLab’s expense; accompanied by (a) a copy of a sales receipt of such Product to customer (for the purposes of evidencing the applicable warranty period), and (b) a Return Material Authorization (“RMA”) number for the defective Product obtained from TearLab prior to initiating the shipment of the defective Product to TearLab.  Products returned without such sales receipt and a valid RMA number shall be returned to Distributor at Distributor’s expense, with no further obligation by TearLab to Distributor regarding such Product.  If Distributor returns a Product in compliance with the foregoing requirements, TearLab shall replace or repair the returned Product as soon as reasonably practicable.  The replacement Product may be new or refurbished, at TearLab’s discretion, provided that any such replacement or repaired Product shall fully comply with the warranty terms, as described in Section 0.  Such replacement or repaired Product shall be at no additional cost to Distributor if Distributor had previously paid TearLab for the returned Product.

(b)      If Distributor discovers that Products contained in a shipment by TearLab fail to conform to the applicable acceptance criteria therefore as set forth on Exhibit E, Distributor may return such nonconforming Products to TearLab within fifteen (15) business days after delivery to Distributor, at TearLab’ expense; provided, however that Distributor shall first give prompt written notice to TearLab of any Products defects (no later than within ten (10) business days after delivery of the Product to Distributor), at which time TearLab shall issue an RMA number for the defective Products.  If Distributor fails timely to give such notice and to receive the RMA number, Distributor shall be deemed to have accepted the Products.  Products returned without a valid RMA number shall be returned to Distributor at Distributor’s expense.  If Distributor returns a Product in compliance with the foregoing requirements, TearLab shall replace the returned Product as soon as reasonably practicable.  Such replacement Product shall be at no additional cost to Distributor if Distributor had previously paid TearLab for the returned Product.  Notwithstanding the foregoing, TearLab shall not be responsible for any Products that fails to pass Distributor’s quality control as a result of improper storage and handling during or after shipment to Distributor. Distributor may not reject a Product unless the Product was damaged at the time of shipment.

(c)      NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE REPLACEMENT OF THE NONCONFORMING PRODUCTS BY TEARLAB AS PROVIDED UNDER THIS SECTION 0 SHALL BE DISTRIBUTOR’S SOLE AND EXCLUSIVE REMEDY FOR TEARLAB’S DELIVERY OF NONCONFORMING PRODUCTS.

5.3      WARRANTY DISCLAIMERS.  OTHER THAN AS WARRANTED UNDER SECTION 0, THE PRODUCTS ARE PROVIDED “AS IS.”  TEARLAB PROVIDES NO WARRANTY OF ANY KIND TO DISTRIBUTOR.  WITH THE EXCEPTION OF THE LIMITED WARRANTY THAT TEARLAB PROVIDES SOLELY TO THE CUSTOMERS, AS SET FORTH IN SECTION 0, TEARLAB MAKES NO OTHER WARRANTIES RELATING TO THE PRODUCTS, EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ANY AND IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.  DISTRIBUTOR SHALL DISTRIBUTE THE PRODUCTS IN THE TERRITORY SO AS TO INCLUDE ALL WARNINGS AND INSTRUCTIONS NECESSARY FOR THE PROPER USE OF THE PRODUCTS.  DISTRIBUTOR SHALL NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE PRODUCTS OTHER THAN THE WARRANTY SET FORTH IN SECTION 0.

5.4      LIMITATION OF LIABILITY.  IN NO EVENT SHALL TEARLAB OR THE DISTRIBUTOR BE LIABLE TO EACH OTHER, ANY CUSTOMER OR ANY OTHER THIRD PARTY IN ANY MANNER FOR ANY SPECIAL, NON-COMPENSATORY, CONSEQUENTIAL, INDIRECT, INCIDENTAL, STATUTORY OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, FOR LOST PROFITS, LOST SALES, LOST REVENUE OR LOSS OF USE, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT PRODUCTS LIABILITY, OR OTHERWISE, EVEN IF THE DISTRIBUTOR OR TEARLAB HAS BEEN INFORMED OF OR IS AWARE OF THE POSSIBILITY OF ANY SUCH DAMAGES IN ADVANCE.  THE DISTRIBUTOR OR TEARLAB’S TOTAL AGGREGATE LIABILITY IN CONNECTION WITH THIS AGREEMENT OR THE PRODUCTS SHALL BE LIMITED TO THE SUM OF THE AMOUNTS PAID BY DISTRIBUTOR TO TEARLAB DURING THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE DATE OF THE EVENT GIVING RISE TO A CLAIM .  DISTRIBUTOR AND TEARLAB HAVE ACCEPTED THIS LIMITATION OF LIABILITY.  NOTWITHSTANDING THE FOREGOING, TEARLAB’S OR THE DISTRIBUTOR’S LIABILITY (A) FOR DEATH OR PERSONAL INJURY CAUSED BY TEARLAB’S OR THE DISTRIBUTOR’S NEGLIGENCE OR CAUSED BY THE NEGLIGENCE OF TEARLAB’S OR THE DISTRIBUTOR’S EMPLOYEES OR AGENTS; AND (B) FOR ANY FRAUDULENT MISREPRESENTATION BY TEARLAB OR THE DISTRIBUTOR IS NOT EXCLUDED OR LIMITED BY THIS AGREEMENT, EVEN IF ANY OTHER TERM OF THIS AGREEMENT WOULD PROVIDE OR SUGGEST OTHERWISE.

6.	CONFIDENTIALITY. [UNDER CONSIDERATION]

6.1      Confidentiality Obligations.  During the term of this Agreement, and for a period of five (5) years following the expiration or earlier termination hereof, Distributor and TearLab shall maintain in confidence all information relating to the Products or otherwise relating to TearLab’s or the Distributor’s business, and received directly or indirectly from TearLab or the Distributor (collectively, the “Confidential Information”), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those of its directors, officers and employees to the extent such disclosure is reasonably necessary in connection with Distributor’s or TearLab’s activities as expressly authorized by this Agreement.  To the extent that disclosure is authorized by this Agreement, prior to disclosure, Distributor and TearLab shall obtain agreement of any such person or entity to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement.  Distributor and TearLab shall notify each other promptly upon discovery of any unauthorized use or disclosure of the Confidential Information.

6.2      Confidentiality Exceptions.  The obligations of Distributor and TearLab under Section 0 shall not apply to any information with respect to which Distributor or TearLab is able demonstrate by written evidence that such information (a) was publicly known prior to the disclosure of such information to Distributor or TearLab; (b) became publicly known, without fault on the part of Distributor or TearLab, subsequent to disclosure by TearLab or Distributor of such information to the other party; (c) was otherwise known by Distributor or TearLab  prior to communication by TearLab or Distributor to the other party of such information; or (d) was received by Distributor or TearLab at any time from a source other than TearLab or Distributor lawfully having the right to disclose such information.

6.3      Permitted Disclosures.  The confidentiality obligations contained in Section 0 above shall not apply to the extent that Distributor or TearLab is required to disclose information by law, regulation or order of a governmental agency or a court of competent jurisdiction, provided that Distributor or TearLab shall provide written notice thereof to each other and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.

7.	INDEMNIFICATION AND INSURANCE.

7.1           Indemnity.  Each party (the “Indemnitor”) shall defend, indemnify and hold the other party (the “Indemnitee”) harmless from all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) resulting from any claims, demands, actions and other proceedings by any third party to the extent resulting from (a) any breach of this Agreement by the Indemnitor, (b) any recklessness or intentional act or omission by or on behalf of the Indemnitor in the performance of its activities contemplate by this Agreement, (c) any misrepresentations by the Indemnitor, or (d) any violation by the Indemnitor (or any of its employees or agents) of, or failure to adhere to, any applicable law, regulation or order in any country, in each case other than those certain losses, liabilities, damages and expenses arising out of the gross negligence or willful misconduct of the Indemnitee.  The obligations of the parties under this Section 0 shall survive expiration or termination of this Agreement.

7.2           Indemnity Procedure.  The Indemnitee shall promptly notify the Indemnitor of any event in respect of which the Indemnitee intends to claim indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings.  The indemnity obligations under Section 0 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably.  The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under Section 0, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under Section 0.  The Indemnitor may not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee.  The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

7.3           Insurance.  Each party shall maintain commercial general liability insurance, including contractual liability insurance and products liability insurance against claims regarding its activities contemplated by this Agreement, in such amounts as it customarily maintains for similar products and activities.  Each party shall maintain such insurance during the term of this Agreement and thereafter for so long as it maintains insurance for itself covering such activities.

8.	TRADEMARK MATTERS.

8.1      Trademarks and Trade Names.  Distributor shall not use any of TearLab’s trademarks, or any mark or name confusingly similar thereto, as part of its corporate or business name or in any other manner, except that:

(a)      Distributor may identify itself as an authorized Distributor of TearLab; and

(b)      Distributor may use any of TearLab’s trademarks set out in Exhibit F (the “Trademarks”) for display purpose in connection with the solicitation of orders for the Products.  Use of the Trademarks shall be subject to written prior approval from TearLab, such approval not to be unreasonably withheld.  Distributor agrees that TearLab’s approval shall not be considered to be unreasonably withheld if Distributor’s use (or intended use) of such Trademarks in TearLab’s opinion misrepresents (or would misrepresent) the Products or could confuse as to the ownership of trademarks or of origin or quality of the Products.

(c)      Distributor shall not register any trade mark or trade name (including any company name) which is identical to or confusingly similar to or incorporates any trade mark or trade name which TearLab or any associated company owns or claims rights in, including but not limited to the Trademarks.

8.2      Goodwill.  Any goodwill associated with any trade marks affixed or applied or used in relation to the Products shall accrue to the sole benefit of TearLab or such associated company of TearLab as owns such trade marks.

8.3      Products Markings.  Distributor shall not alter, remove or modify any TearLab trademarks, labels or markings, nor affix any other trademarks, labels, instructions, warnings or markings to or on the Products or the packages or boxes used for the Products without TearLab’s written consent not to be unreasonably withheld; provided that Distributor may affix labels or other indices on the Products it distributes to identify Distributor as the distributor of the Products so long as such labels do not cover and are not inconsistent with TearLab’s trademarks, labels or markings.  No other Distributor labels, package inserts or other material shall accompany the Products without the approval of TearLab not to be unreasonably withheld.  Nothing in this Agreement shall create an obligation on TearLab to register or otherwise maintain in force any trademarks.  This clause 8.3 will not apply to markings or documents the Distributor is required by law to attach to or insert in the packaging of the Products, provided that Distributor shall notify TearLab of any such requirement in advance.

8.4      Intellectual Property Infringement.  Distributor shall inform TearLab immediately upon becoming aware of: (a) any infringements or risk of infringements by a third party of TearLab’s intellectual property (including but not limited to brands, trademarks, copyrights, and patents), (b) any infringements or risk of infringements by TearLab’s products of a third party’s intellectual property or claims of such by a third party.  In the event of any such infringement, TearLab shall have the sole right to conduct (at TearLab’s sole expense) the defense or settlement of any claim of intellectual property right infringement by or against a third party in relation to any of TearLab’s intellectual property.  At TearLab’s expense (as to reasonable out-of-pocket expenses only), Distributor cooperate with TearLab in connection with any such infringement defense or prosecution.

9.	TERM AND TERMINATION.

9.1      Term.  Unless terminated as provided in Section 0 below or by mutual written consent, this Agreement shall continue in full force and effect for an initial term expiring at the conclusion of the third Contract Year (the “Initial Term”).  Thereafter, solely if Distributor has maintained compliance with this Agreement, including without limitation meeting its Minimum Quantity obligations, during each preceding Contract Year during the term of this Agreement, this Agreement shall automatically renew for an additional renewal terms comprising one Contract Year each (each, a “Renewal Term”).  The parties shall agree in writing on a Minimum Quantity for each Renewal Tem at least ninety (90) days prior to the commencement thereof.

9.2      Termination.  This Agreement may be terminated as follows:

(a)      By either party, if the other party commits a material breach of this Agreement and fails to cure such material breach within thirty (30) calendar days after receiving written notice thereof;

(b)      By TearLab, immediately upon written notice to Distributor if Distributor breaches any provision of Sections 0, 0, 0, 0 or 0.

9.3       Rights of Parties on Expiration or Termination.  The following provisions shall apply on the expiration or termination of this Agreement.

(a)      Distributor shall deliver to TearLab a list of Products in Distributor’s inventory, and TearLab shall have the right (but not the obligation) to buy any or all of the Products in Distributor’s inventory at the then-current transfer price, as determined in accordance with Section 0, or, in TearLab’s sole discretion, TearLab may authorize Distributor to have a non-exclusive right, for a period of such length as shall be determined by TearLab, based upon inventory numbers,  in its sole discretion (the “Sell-Off Period”), to sell the Products in Distributor’s inventory in accordance with the terms and conditions set forth in this Agreement. At no time shall the Sell-Off Period exceed six (6) months.

(b)      At the time Distributor may no longer distribute or sell the Products in accordance with Section 0, Distributor promptly shall:

(i)           remove from its property and immediately discontinue all use, directly or indirectly, of trademarks, designs, and markings owned or licensed exclusively by TearLab, or any word, title, expression, trademark, design, or marking that is confusingly similar thereto;

(ii)           if TearLab is repurchasing any Products in accordance with Section 0, deliver such Products to TearLab, following TearLab’s reasonable instructions;

(iii)           promptly deliver to TearLab all records, files, data and information whatsoever relating in any way to the sale, distribution, marketing or promotion of the Products in the Territory, including, without limitation, all Product and customer information maintained by Distributor under Section 0 and Section 0 to enable TearLab to implement Product recalls; and

(iv)           provide to TearLab a final report containing all information required under Section 0 and which has not been previously provided to TearLab.

(c)      The following Sections shall survive any termination or expiration of this Agreement: 0, 0, 0, 0, 0, 0, 7.3, 0, 9.3 and 0.

10.	GENERAL PROVISIONS.

10.1       Governing Law; This Agreement and all disputes and claims arising out of or in connection with its subject matter are governed by and construed in accordance with the law of U.S.A. and the State of California, without reference to the conflict of laws rules thereof.  In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties will try to settle their differences amicably by themselves.  Any such controversy or claim, which the parties are unable to resolve, shall initially be submitted for review and resolution by the senior management of the parties. Thereafter, any disagreements that prevail for more than sixty (60) days shall be settled by arbitration.  Arbitration shall be held in San Diego, California, U.S.A, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by three (3) arbitrators appointed in accordance with the said Rules, and the award there under shall be final and binding upon both parties.  Language of arbitration shall be English.

10.2        Language.  The English language version of this Agreement shall govern and control any translations of this Agreement into any other language.

10.3        Notices.  All consents, notices or reports required or permitted to be given or made by one party to the other under this Agreement shall be in writing and addressed to the other party at its address indicated above, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

10.4        Assignment.  Distributor may not assign this Agreement or any of its rights, duties and obligations hereunder without the prior written consent of TearLab.  Any purported assignment in violation of the foregoing shall be void.  Any permitted assignee shall assume all obligations of Distributor under this Agreement.  TearLab may assign this Agreement, in full or in part, without Distributor’s consent.  Should TearLab assign this agreement, said assignee shall assume TearLab’s full obligations under this Agreement.

10.5        Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.  All express or implied representations, agreements and understandings with respect to the subject matter hereof, either oral or written, heretofore made are expressly superseded by this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties.

10.6         Headings.  The captions to the several Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

10.7            Independent Contractors.  Each party hereby acknowledges that the parties shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency.  Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, that shall be binding on the other party, without the prior consent of the other party to do so.

10.8            Waiver.  Тhe failure of a party at any time to require performance by the other party of any of the provisions herein shall not operate as a waiver of the right of such party to request strict performance of the same or like provisions or any other provisions hereof, at a later time.

10.9             Force Majeure.  TearLab shall use its reasonable efforts to fill orders, but TearLab shall not be liable for nonperformance or delays caused by a shortage of raw materials, labor problems, acts of regulatory agencies, acts of God or other causes beyond its reasonable control.

10.10           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.11           Severability.  In the event that any one or more provisions contained herein shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and the parties agree to replace such invalid, illegal or unenforceable term or provision with an enforceable and valid arrangement that, in its economic effect, shall be as close as possible to the invalid, illegal or unenforceable term or provision.

IN WITNESS WHEREOF, TearLab and Distributor have caused this Agreement to be executed by their duly authorized representatives, as of the Effective Date.

TearLab, Inc.		[DISTRIBUTOR]

By:	/s/ Robert Walder	By:	/s/ Jerry Nolfi

Name:	Robert Walder	Name:

Title:	Vice President - Operations	Title: